Board of Directors

Micron Enviro Systems, Inc.

Vancouver, B.C.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in this registration statement of Micron Enviro Systems, Inc. on Form S-8 of our report dated April 8, 2005, except for Note 10 which is dated August 30, 2005, relating to the financial statements of Micron Enviro Systems, Inc. as of December 31, 2004, which report appears in the annual report on Form 10-KSB of Micron Enviro Systems, Inc.

/s/ Williams & Webster, P.S.

Spokane, Washington

February 8, 2006